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                                                                  EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANT


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 27, 2002 relating to the financial statements and financial statement schedules, which appear in Chateau Communities Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP



Denver, Colorado
April 12, 2002